Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

September 20, 2001

Dear Sir or Madam,

We have read Item 4(a) included in the Form 8-K, dated September 17, 2001, of Tractor Supply Company filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

cc: Calvin B. Massmann – Senior Vice President – Chief Financial Officer (Principal Financial Officer) Tractor Supply Company